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                                                                      EXHIBIT 99


AIRTOUCH TO ACQUIRE CELLULAR COMMUNICATIONS INC. FOR $1.65 BILLION

Acquisition Extends AirTouch Brand Reach Into 22 Key Michigan and Ohio Markets
- -- Increases AirTouch's Ownership of Three of the Nation's Top Thirty Markets to 100%

AirTouch and CCI will host a joint conference call on Monday, April 8, at 5:45 AM Pacific time. To participate call 415-904-7367 and to hear a rebroadcast for up to 48 hours following the call, dial 800-633-8284 and enter reservation number 1684229.

SAN FRANCISCO -- AirTouch Communications (NYSE:ATI) today announced that it has signed a definitive merger agreement with Cellular Communications Inc. (CCI) (NASDAQ: COMMA) to acquire the remaining 60% of the capital stock of CCI which it does not already own for $55 of cash and convertible preferred securities of AirTouch. With the acquisition, AirTouch will add about 5 million proportionate POPs, an additional $90 million of pro-forma 1995 operating cash flow and more than 325,000 customers, bringing its total domestic cellular portfolio to nearly 43 million POPs, $695 million of pro-forma 1995 proportionate operating cash flow and 2.6 million customers.

The merger, which is subject to regulatory and CCI stockholder approval, is expected to close by early August.

This transaction brings to a close a process that started with the 1990 agreement between AirTouch and CCI where each company contributed its cellular properties in Michigan and Ohio to a 50/50 joint venture. Under that agreement, AirTouch acquired a minority equity position in CCI, as well as the right to acquire the rest of CCI based on a series of appraisals scheduled to begin this August. The merger will make this appraisal process unnecessary.

The $1.65 billion acquisition of CCI includes the assumption of about $200 million of net debt. This transaction will be recorded under purchase accounting methodology and is expected to dilute earnings over the next few years. The transaction will be structured using cash and securities. Stockholders may elect cash or securities, subject to proration. Approximately 28% of the outstanding shares will be acquired for cash with the remaining 72% exchanged for two series of newly issued AirTouch convertible preferred securities. The exact number of shares to be acquired for cash and securities will be determined at closing. AirTouch expects to maintain its investment grade credit rating and minimize stockholder dilution as a result of the 24% to 25% conversion premiums of the different preferred securities.

George Blumenthal, CCI's chairman, stated, "CCI's stockholders will have the opportunity to become AirTouch stockholders and participate in the rapid growth of AirTouch's domestic and international wireless ventures."

"Both AirTouch and CCI stockholders will benefit from merging the companies now as compared to waiting for up to 18 months in the appraisal process," said Sam Ginn, chairman and chief executive officer of AirTouch. "The acquisition represents AirTouch's continued
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commitment to attractive opportunities in the cellular industry worldwide and extends the AirTouch brand name into one of the largest and fastest growing regional cellular systems in the country. The acquisition also furthers our overall national scale and scope strategy," said Ginn. "CCI's impressive operations with strong growth, excellent cash flow and customer retention will add to our overall strong operating performance and contribute to our continued growth."

"Acquiring the remainder of CCI now lets us further integrate these key properties into our operations before new competition enters the market, giving us immediate advantages from common systems and a single brand," said Ginn. Additionally, the acquisition enables both companies to avoid the uncertainty, costs, distractions and time commitment of the up to three appraisals.

Cellular Communications' primary business interest is its 50% ownership position in the joint venture which is the leading provider of cellular services in the states of Michigan and Ohio and covers 16 million POPs. The joint venture currently does business under the Cellular One brand name and has more than 1 million subscribers, $580 million in 1995 net operating revenue and $284 million in 1995 operating cash flow.

AirTouch Communications is a global wireless communications company, with interests in cellular, paging, personal communications services and the Globalstar satellite system in the United States and eleven other nations:
Belgium, Germany, India, Italy, Japan, Poland, Portugal, South Korea, Spain, Sweden and Thailand. The company, based in San Francisco, serves more than 5.5 million customers worldwide.

A Transaction Summary is appended with further details.

AirTouch was advised in this transaction by Lehman Brothers. CCI was advised in this transaction by Donaldson, Lufkin & Jenrette and Wasserstein Perella & Co.

CONTACT:
Terry Kramer, Executive Director Investor Relations
415-658-2040

TRANSACTION SUMMARY

I.     THE MERGER

Each share of CCI stock will be converted (on a per common share basis) into right to receive either:

- -$55 cash

- -a Unit (defined below); or

- -combination of cash and Unit

Stockholders will engage in cash/unit election process, with maximum of 28% cash.

Each Unit consists of fractional share of Class B Preferred Stock (equal to $27.50 divided by Issue Price (defined below)) and 0.55 of a share of
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Class C Preferred Stock, subject to maximum number of shares of Class B ($500 million divided by Issue Price). If there is a limit of Class B due to $500 million maximum, there will be an increase in the amount of Class C per Unit.

Value of unit at closing may be greater or lesser than $55 depending on performance of AirTouch stock and other market conditions.

In order to preserve tax-deferred status, AirTouch can decrease amount of cash to 20%.

CCI Convertible Debenture will be assumed by surviving corporation.

Merger subject to conditions, including

- -CCI stockholder vote

- -HSR and regulatory approval

- -absence of material contingent liabilities of CCI or material adverse change of CCI (other than resulting from general cellular industry conditions or a regulatory development affecting the cellular industry generally)

- -tax deferred status

II.     SUMMARY DESCRIPTION OF COLLAR MECHANISM

The Issue Price of the Convertible Preferred (Class C) and the Mandatorily Convertible Preferred (Class B) will be based upon the volume weighted average trading price of AirTouch common stock for the 15-day period prior to the mailing of the proxy statement ("Issue Price"), subject to a collar mechanism.

If the volume weighted average trading price per share of AirTouch Common Stock for the 15-day period prior to the mailing of the proxy statement is less than $29.00, then the Issue Price will be $29.00.

If the volume weighted average trading price per share of AirTouch Common Stock for the 15-day period prior to the mailing of the proxy statement is greater than $35.00, then the Issue Price will be $35.00.

III.   SUMMARY OF TERMS - MANDATORILY CONVERTIBLE PREFERRED STOCK  (CLASS B)

Total Amount - $500 million

Dividend - 6.00% payable quarterly, in arrears

Maturity - 3 years

Issue Price - Issue Price to be the volume weighted average trading price per share of AirTouch common stock for the 15-day period prior to mailing of proxy statement, subject to the collar mechanism

Conversion Feature:

Conversion Premium - 24.00% over Issue Price

Shares per Security
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- -If the value per share of AirTouch common stock at maturity is less than the
Issue Price, 1.00 shares of AirTouch common stock

- -If value per share of AirTouch common stock at maturity is between Issue Price and Conversion Price, 1.00 to 0.806 of a share of AirTouch common stock, such that value of AirTouch common stock received is equal to the Issue Price

- -If value per share of AirTouch common stock at maturity is greater than Conversion Price, 0.806 of a share of AirTouch common stock

- -Call Feature - Non-call for life

- -Collar - $29.00 to $35.00 per share

IV     SUMMARY OF TERMS - CONVERTIBLE PREFERRED STOCK (CLASS C)

Total Amount - Non-cash component of transaction (72%), less $500 million amount of Mandatorily Convertible Preferred

Dividend - 4.25% payable quarterly, in arrears

Maturity - 20 years

Issue Price - Issue Price to be volume weighted average trading price per share of AirTouch common stock for the 15-day period prior to stockholder proxy mailing, subject to the collar mechanism

Conversion Premium - 25.00% over Issue Price

Stated Amount - $50.00 par value

Call Feature

- -Non-call for first three years.

- -Provisional call at par for one year thereafter if AirTouch common stock trades at or above 130% of Conversion Price.

- -Callable after year 4 at par.

- -Redeemable only in AirTouch common stock before year 10.

- -Thereafter redeemable at AirTouch's option for cash at par or AirTouch Common stock equal to $50 at the current market price.

Collar - $29.00 to $35.00 per AirTouch share

V. SUMMARY OF CONTINGENT VALUE PAYMENT ON MANDATORILY CONVERTIBLE PREFERRED (CLASS B)

- -There will be a contingent payment to holders of the Mandatorily Convertible Preferred if the security trades below $54.50 per equivalent CCI common share.

- -The contingent payment will be determined by the volume weighted average trading price of the Mandatorily Convertible Preferred in the 30 calendar days beginning three months after transaction closing.

- -The aggregate contingent payment will range from $0.0 to $15.0 million. Each outstanding share of Class B will receive pro rata amount. The payment may be made in cash or, at AirTouch's option, in an equivalent amount of Class C Preferred Securities or AirTouch common stock.